Exhibit 99.1

UPS RELEASES 4Q 2024 EARNINGS
AND PROVIDES 2025 GUIDANCE
•Consolidated Revenues of $25.3B, Compared to $24.9B Last Year
•Consolidated Operating Margin of 11.6%; Non-GAAP Adjusted* Consolidated Operating Margin of 12.3%
•Diluted EPS of $2.01; Non-GAAP Adj. Diluted EPS of $2.75, Compared to $2.47 Last Year

ATLANTA – January 30, 2025 – UPS (NYSE:UPS) today announced fourth-quarter 2024 consolidated revenues of $25.3 billion, a 1.5% increase from the fourth quarter of 2023. Consolidated operating profit was $2.9 billion, up 18.1% compared to the fourth quarter of 2023, and up 11.2% on a non-GAAP adjusted basis. Diluted earnings per share were $2.01 for the quarter; non-GAAP adjusted diluted earnings per share were $2.75, 11.3% above the same period in 2023.

For the fourth quarter of 2024, GAAP results include a total charge of $639 million, or $0.74 per diluted share, comprised of a non-cash, after-tax mark-to-market (MTM) pension charge of $506 million, total after-tax transformation strategy costs of $73 million, after-tax asset impairment charges of $46 million, and after-tax cost of $14 million related to the withdrawal from a multiemployer pension plan.

“I want to thank all UPSers for their hard work and efforts as we closed out 2024 with an outstanding peak, delivering best-in-class service and strong financial results ahead of our targets for the quarter,” said Carol Tomé, UPS chief executive officer.

U.S. Domestic Segment†

	4Q 2024	Non-GAAP Adjusted 4Q 2024	4Q 2023	Non-GAAP Adjusted 4Q 2023
Revenue	$17,312 M		$16,939 M
Operating profit	$1,681 M	$1,754 M	$1,448 M	$1,580 M

•Revenue increased 2.2%, driven by a 2.4% increase in revenue per piece and increases in air cargo.
•Operating margin was 9.7%; non-GAAP adjusted operating margin was 10.1%.

International Segment

	4Q 2024	Non-GAAP Adjusted 4Q 2024	4Q 2023	Non-GAAP Adjusted 4Q 2023
Revenue	$4,923 M		$4,606 M
Operating profit	$1,019 M	$1,062 M	$890 M	$899 M

•Revenue increased 6.9%, driven by an 8.8% increase in average daily volume.
•Operating margin was 20.7%; non-GAAP adjusted operating margin was 21.6%.

Supply Chain Solutions1 †

	4Q 2024	Non-GAAP Adjusted 4Q 2024	4Q 2023	Non-GAAP Adjusted 4Q 2023
Revenue	$3,066 M		$3,372 M
Operating profit	$226 M	$284 M	$139 M	$308 M
1 Consists of operating segments that do not meet the criteria of a reportable segment under ASC Topic 280 – Segment Reporting.

•Revenue declined 9.1%, due to a reduction in revenue following the divestiture of Coyote, partially offset by growth in air and ocean forwarding.
•Operating margin was 7.4%; non-GAAP adjusted operating margin was 9.3%.

Full-Year 2024 Consolidated Results
•Revenue was $91.1 billion.
•Operating profit of $8.5 billion; non-GAAP adjusted operating profit of $8.9 billion.
•Operating margin was 9.3%; non-GAAP adjusted operating margin was 9.8%.
•Diluted EPS totaled $6.75; non-GAAP adjusted diluted EPS of $7.72.
•Cash from operations was $10.1 billion and non-GAAP adjusted free cash flow was $6.3 billion.

In addition, the company returned $5.9 billion of cash to shareowners through dividends and share repurchases.

2025 Outlook
The company provides certain guidance on a non-GAAP adjusted basis because it is not possible to predict or provide a reconciliation reflecting the impact of various potential future events, including the impact of pension adjustments, certain strategic initiatives or other unanticipated events, which would be included in reported (GAAP) results and could be material.

Today the company announces the following set of strategic actions: first, it has reached an agreement in principle with its largest customer to lower its volume by more than 50% by the second half of 2026; second, effective January 1, 2025, the company has insourced 100% of its UPS SurePost product; and third, in connection with these efforts, the company is reconfiguring its U.S. network, and launching multi-year “efficiency reimagined” initiatives to drive approximately $1.0 billion in savings through an end-to-end process redesign.

“We are making business and operational changes that, along with the foundational changes we’ve already made, will put us further down the path to becoming a more profitable, agile and differentiated UPS that is growing in the best parts of the market,” said Tomé.

For the full year 2025, on a consolidated basis, UPS expects revenue to be approximately $89.0 billion and operating margin to be approximately 10.8%.

The company is planning capital expenditures of about $3.5 billion, dividend payments of around $5.5 billion, subject to board approval, and share repurchases of around $1.0 billion. The effective tax rate is expected to be around 23.5%.

* “Non-GAAP Adjusted” or “Non-GAAP Adj.” amounts are non-GAAP adjusted financial measures. See the appendix to this release for a discussion of non-GAAP adjusted financial measures, including a reconciliation to the most closely correlated GAAP measure.

† Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

Contacts:
UPS Media Relations: 404-828-7123 or pr@ups.com
UPS Investor Relations: 404-828-6059 (option 4) or investor@ups.com

# # #

Conference Call Information
UPS CEO Carol Tomé and CFO Brian Dykes will discuss fourth-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, January 30, 2025. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Conference Call.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Quarterly Earnings and Financials” and as furnished to the SEC as an exhibit to our Current Report on Form 8-K.

About UPS
UPS (NYSE: UPS) is one of the world’s largest companies, with 2023 revenue of $91.0 billion, and provides a broad range of integrated logistics solutions for customers in more than 200 countries and territories. Focused on its purpose statement, “Moving our world forward by delivering what matters,” the company’s approximately 500,000 employees embrace a strategy that is simply stated and powerfully executed: Customer First. People Led. Innovation Driven. UPS is committed to reducing its impact on the environment and supporting the communities we serve around the world. More information can be found at www.ups.com, about.ups.com and www.investors.ups.com.

Forward-Looking Statements
This release, our Annual Report on Form 10-K for the year ended December 31, 2023 and our other filings with the Securities and Exchange Commission contain and in the future may contain “forward-looking statements”. Statements other than those of current or historical fact, and all statements accompanied by terms such as “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and similar terms, are intended to be forward-looking statements.
From time to time, we also include written or oral forward-looking statements in other publicly disclosed materials. Forward-looking statements may relate to our intent, belief, forecasts of, or current expectations about our strategic direction, prospects, future results, or future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any forward-looking statements because such statements speak only as of the date when made and the future, by its very nature, cannot be predicted with certainty.
Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties include, but are not limited to: changes in general economic conditions in the U.S. or internationally; significant competition on a local, regional, national and international basis; changes in our relationships with our significant customers; our ability to attract and retain qualified employees; strikes, work stoppages or slowdowns by our employees; increased or more complex physical or operational security requirements; a significant cybersecurity incident, or increased data protection regulations; our ability to maintain our brand image and corporate reputation; impacts from global climate change; interruptions in or impacts on our business from natural or man-made events or disasters including terrorist attacks, epidemics or pandemics; exposure to changing economic, political, regulatory and social developments in international and emerging markets; our ability to realize the anticipated benefits from acquisitions, dispositions, joint ventures or strategic alliances; the effects of changing prices of energy, including gasoline, diesel, jet fuel, other fuels and interruptions in supplies of these commodities; changes in exchange rates or interest rates; our ability to accurately forecast our future capital investment needs; increases in our expenses or funding obligations relating to employee health, retiree health and/or pension benefits; our ability to manage insurance and claims expenses; changes in business strategy, government regulations or economic or market conditions that may result in impairments of our assets; potential additional U.S. or international tax liabilities; increasingly stringent regulations related to climate change; potential claims or litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; and other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements, except as required by law.
The Company routinely posts important information, including news releases, announcements, materials provided or displayed at analyst or investor conferences, and other statements about its business and results of operations, that may be deemed material to investors on the Company’s Investors Relations website at www.investors.ups.com. The Company uses its website as a means of disclosing material, nonpublic information and for complying with the Company’s disclosure obligations under Regulation FD. Investors should monitor the Company’s Investor Relations website in addition to following the Company’s press releases, filings with the SEC, public conference calls and webcasts. We do not incorporate the contents of any website into this or any other report we file with the SEC.

Reconciliation of GAAP and Non-GAAP Adjusted Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP adjusted financial measures. Management views and evaluates business performance on both a GAAP basis and by excluding costs and benefits associated with these non-GAAP adjusted financial measures. As a result, we believe the presentation of these non-GAAP adjusted financial measures better enables users of our financial information to view and evaluate underlying business performance from the same perspective as management.

Non-GAAP adjusted financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP adjusted financial measures do not represent a comprehensive basis of accounting and therefore may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Non-GAAP Adjusted Financial Metrics

From time to time when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

One-Time Payment for International Regulatory Matter

We supplement the presentation of operating profit, operating margin, interest expense, total other income (expense), income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of a second quarter of 2024 one-time payment of $94 million of previously restricted cash to settle a previously-disclosed challenge by Italian tax authorities to the deductibility of Value Added Tax payments by UPS to certain third-party service providers, a review of which was launched in the fourth quarter of 2023. We do not believe this is a component of our ongoing operations and we do not expect this or similar payments to recur.

Expense for Regulatory Matter

We supplement the presentation of operating profit, operating margin, interest expense, total other income (expense), income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of an expense to settle a regulatory matter that we consider to be unrelated to our ongoing operations and that we do not expect to recur.

Transformation Strategy Costs

We supplement the presentation of operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of charges related to activities within our transformation strategy. Our transformation activities have spanned several years to fundamentally change the spans and layers of our organization structure, processes, technologies and the composition of our business portfolio. While earlier stages of these transformation activities were complete in 2023 (Transformation 1.0), certain systems implementations and portfolio review activities (Transformation 2.0) are ongoing and expected to continue through 2025. We previously announced initiatives under Fit to Serve to right-size our business through a workforce reduction of approximately 12,000 positions throughout 2024 and create a more efficient operating model to enhance responsiveness to changing market dynamics. Various circumstances have precipitated these initiatives, including identification and prioritization of investments as a result of executive leadership changes, developments and changes in competitive landscapes, inflationary pressures, consumer behaviors, and other factors including post-COVID normalization and volume diversions attributed to our 2023 labor negotiations.

As disclosed on January 30, 2025, we are beginning a network reconfiguration which is expected to lead to consolidations of our facilities and workforce as well as end-to-end process redesign from 2025 – 2027. Our network reconfiguration is expected to result in exit activities that could result in the closure of up to 10% of our buildings, a reduction in the size of our vehicle and aircraft fleets, and a decrease in the size of our workforce. These costs are in addition to operational costs that we may incur. We are not yet able to determine the specific assets or extent of our workforce that will be impacted by our network redesign, the timing of those future changes or the associated charges we will incur and therefore are not currently able to provide an estimate of the total cost or the cost by period. We expect that impacted assets will remain in use during some or all of the periods of our network reconfiguration.

We expect to partially offset incurred costs through end-to-end process redesign carried out during our network reconfiguration through our Efficiency Reimagined initiatives. These initiatives are being undertaken to align our organizational processes to the operational changes expected to occur in our network reconfiguration and drive organizational efficiency. These initiatives are expected to yield approximately $1.0 billion in annualized savings. We incurred related costs of $35 million for the three months ended December 31, 2024. We expect to incur related costs of approximately $300 to $400 million during 2025 primarily associated with outside professional services and severance. Upon the completion of our network reconfiguration and Efficiency Reimagined initiatives, we expect to realize further benefits in subsequent periods from lower expense, including depreciation, compensation, benefit and other, as well as lower capital requirements.

We do not consider the related costs to be ordinary because each program involves separate and distinct activities that may span multiple periods and are not expected to drive incremental revenue, and because the scope of the programs exceeded that of routine, ongoing efforts to enhance profitability. These initiatives are in addition to ordinary, ongoing efforts to enhance business performance.

Goodwill and Asset Impairments

We supplement the presentation of operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of goodwill and asset impairment charges. We do not consider these charges when evaluating the operating performance of our business units, making decisions to allocate resources or in determining incentive compensation awards.

Gains and Losses Related to Divestitures

We supplement the presentation of operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of gains (or losses) related to the divestiture of businesses. We do not consider these transactions when evaluating the operating performance of our business units, making decisions to allocate resources or in determining incentive compensation awards.

One-Time Compensation Payment

We supplement the presentation of operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of a one-time payment made to certain U.S.-based, non-union part-time supervisors following the ratification of our labor agreement with the Teamsters in 2023. We do not expect this or similar payments to recur.

Multiemployer Pension Plan Withdrawal

We supplement the presentation of operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of a charge related to the withdrawal from a multiemployer pension plan within the United States. We do not consider these costs to be related to our ongoing operations nor do we expect them to recur.

Non-GAAP Adjusted Cost per Piece

We evaluate the efficiency of our operations using various metrics, including non-GAAP adjusted cost per piece. Non-GAAP adjusted cost per piece is calculated as non-GAAP adjusted operating expenses in a period divided by total volume for that period. Because non-GAAP adjusted operating expenses exclude costs or charges that we do not consider a part of underlying business performance when monitoring and evaluating the operating performance of our business units, making decisions to allocate resources or in determining incentive compensation awards, we believe this is the appropriate metric on which to base reviews and evaluations of the efficiency of our operational performance.

Defined Benefit Pension and Postretirement Medical Plan Gains and Losses

We recognize changes in the fair value of plan assets and net actuarial gains and losses in excess of a 10% corridor (defined as 10% of the greater of the fair value of plan assets or the plan's projected benefit obligation), as well as gains and losses resulting from plan curtailments and settlements, for our pension and postretirement defined benefit plans immediately as part of Investment income (expense) and other in the statements of consolidated income. We supplement the presentation of our income before income taxes, net income and earnings per share with adjusted measures that exclude the impact of these gains and losses and the related income tax effects. We believe excluding these defined benefit pension and postretirement plan gains and losses provides important supplemental information by removing the volatility associated with plan amendments and short-term changes in market interest rates, equity values and similar factors.

Free Cash Flow

We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in other investing activities. We believe free cash flow is an important indicator of how much cash is generated by our ongoing business operations and we use this as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners.

Non-GAAP adjusted Total Debt / Non-GAAP adjusted EBITDA

Non-GAAP adjusted total debt is defined as our long-term debt and finance leases, including current maturities, plus non-current pension and postretirement benefit obligations. Non-GAAP adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization adjusted for the impacts of transformation strategy costs, a gain on divestiture of Coyote, a one-time payment for an international regulatory matter, goodwill and asset impairment charges, a one-time compensation payment, expense related to a regulatory matter, defined benefit plan gains and losses, investment income and other pension income, and a charge to withdraw from a multiemployer benefit plan. We believe the ratio of adjusted total debt to adjusted EBITDA is an important indicator of our financial strength, and is a ratio used by third parties when evaluating the level of our indebtedness.

Non-GAAP Adjusted Return on Invested Capital

Non-GAAP Adjusted ROIC is calculated as the trailing twelve months (“TTM”) of non-GAAP adjusted operating income divided by the average of total debt, non-current pension and postretirement benefit obligations and shareowners’ equity, at the current period end and the corresponding period end of the prior year. Because non-GAAP adjusted ROIC is not a measure defined by GAAP, we calculate it, in part, using non-GAAP financial measures that we believe are most indicative of our ongoing business performance. We consider non-GAAP adjusted ROIC to be a useful measure for evaluating the effectiveness and efficiency of our long-term capital investments.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
December 31
(amounts in millions)	2024		2024
Operating Profit (GAAP)	$2,926	Operating Margin (GAAP)	11.6%

Transformation Strategy Costs:		Transformation Strategy Costs:

Transformation 2.0		Transformation 2.0
Financial systems	13	Financial systems	0.1%
Transformation 2.0 total	13	Transformation 2.0 total	0.1%

Fit to Serve	47	Fit to Serve	0.2%

Network Redesign and Efficiency Reimagined	35	Network Redesign and Efficiency Reimagined	0.1%

Total Transformation Strategy Costs	95	Total Transformation Strategy Costs	0.4%
Goodwill and Asset Impairment Charges (1)	60	Goodwill and Asset Impairment Charges (1)	0.2%
Multiemployer Pension Plan Withdrawal (2)	19	Multiemployer Pension Plan Withdrawal (2)	0.1%

Non-GAAP Adjusted Operating Profit	$3,100	Non-GAAP Adjusted Operating Margin	12.3%

(amounts in millions)	2024
Other Income (Expense) (GAAP)	$(799)

Pension Adjustment (3)	665

Non-GAAP Adjusted Other Income (Expense)	$(134)

(1) Reflects pre-tax impairment charges of $60 million for IT systems and other fixed assets within Supply Chain Solutions in 2024.
(2) Reflects a pre-tax one-time charge of $19 million to withdraw from a multiemployer pension plan within the United States.
(3) Net mark-to-market loss recognized outside of a 10% corridor on company-sponsored defined benefit pension and postretirement plans.

Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
December 31
(amounts in millions)	2024
Income Tax Expense (GAAP)	$406

Transformation Strategy Costs:

Transformation 2.0
Financial systems	3
Transformation 2.0 total	3

Fit to Serve	11

Network Redesign and Efficiency Reimagined	8

Total Transformation Strategy Costs	22
Goodwill and Asset Impairment Charges (1)	14
Multiemployer Pension Plan Withdrawal (2)	5
Pension Adjustment (3)	159

Non-GAAP Adjusted Income Tax Expense	$606

(1) Reflects the tax effect of a pre-tax impairment charges of $60 million for IT systems and other fixed assets within Supply Chain Solutions in 2024.
(2) Reflects the tax effect of a pre-tax one-time charge of $19 million to withdraw from a multiemployer pension plan within the United States.
(3) Reflects the tax effect of a net mark-to-market loss recognized outside of a 10% corridor on company-sponsored defined benefit pension and postretirement plans.
Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
December 31
(amounts in millions)	2024		2024
Net Income (GAAP)	$1,721	Diluted Earnings Per Share (GAAP)	$2.01

Transformation Strategy Costs:		Transformation Strategy Costs:

Transformation 2.0		Transformation 2.0
Financial systems	10	Financial systems	0.01
Transformation 2.0 total	10	Transformation 2.0 total	0.01

Fit to Serve	36	Fit to Serve	0.04

Network Redesign and Efficiency Reimagined	27	Network Redesign and Efficiency Reimagined	0.03

Total Transformation Strategy Costs	73	Total Transformation Strategy Costs	0.08
Goodwill and Asset Impairment Charges (1)	46	Goodwill and Asset Impairment Charges (1)	0.05
Multiemployer Pension Plan Withdrawal (2)	14	Multiemployer Pension Plan Withdrawal (2)	0.02
Pension Adjustment (3)	506	Pension Adjustment (3)	0.59

Non-GAAP Adjusted Net Income	$2,360	Non-GAAP Adjusted Diluted Earnings Per Share	$2.75

(1) Reflects pre-tax impairment charges of $60 million for IT systems and other fixed assets within Supply Chain Solutions in 2024.
(2) Reflects a pre-tax one-time charge of $19 million to withdraw from a multiemployer pension plan within the United States.
(3) Net mark-to-market loss recognized outside of a 10% corridor on company-sponsored defined benefit pension and postretirement plans.

Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
December 31
(amounts in millions)	2023		2023
Operating Profit (GAAP)	$2,477	Diluted Earnings Per Share (GAAP)	$1.87

Transformation Strategy Costs:		Transformation Strategy Costs:
Transformation 1.0	3	Transformation 1.0	—

Transformation 2.0		Transformation 2.0
Business portfolio review	53	Business portfolio review	0.05
Financial systems	6	Financial systems	—
Other initiatives	1	Other initiatives	—
Transformation 2.0 total	60	Transformation 2.0 total	0.05

Fit to Serve	136	Fit to Serve	0.13

Total Transformation Strategy Costs	199	Total Transformation Strategy Costs	0.18
Goodwill and Asset Impairment Charges (1)	111	Goodwill and Asset Impairment Charges (1)	0.10
		Pension Adjustment (2)	0.32

Non-GAAP Adjusted Operating Profit	$2,787	Non-GAAP Adjusted Diluted Earnings Per Share	$2.47

(1) Reflects a pre-tax indefinite-lived intangible asset impairment charge of $111 million within Supply Chain Solutions in 2023.
(2) Net mark-to-market loss recognized outside of a 10% corridor on company-sponsored defined benefit pension and postretirement plans.

Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures by Segment
(unaudited)

Three Months Ended
December 31
	2024	2023		2024	2023		2024	2023
U.S. Domestic Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$15,631	$15,491	0.9%	$1,681	$1,448	16.1%	9.7%	8.5%

Adjusted for:
Transformation Strategy Costs	(54)	(132)	(59.1)%	54	132	(59.1)%	0.3%	0.8%
Multiemployer Pension Plan Withdrawal	(19)	—	N/A	19	—	N/A	0.1%	—%

Non-GAAP Adjusted Measure	$15,558	$15,359	1.3%	$1,754	$1,580	11.0%	10.1%	9.3%

	2024	2023		2024	2023		2024	2023
International Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$3,904	$3,716	5.1%	$1,019	$890	14.5%	20.7%	19.3%

Adjusted for:
Transformation Strategy Costs	(43)	(9)	377.8%	43	9	377.8%	0.9%	0.2%

Non-GAAP Adjusted Measure	$3,861	$3,707	4.2%	$1,062	$899	18.1%	21.6%	19.5%

	2024	2023		2024	2023		2024	2023
Supply Chain Solutions	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$2,840	$3,233	(12.2)%	$226	$139	62.6%	7.4%	4.1%

Adjusted for:
Transformation Strategy Costs	2	(58)	N/A	(2)	58	N/A	(0.1)%	1.7%
Goodwill and Asset Impairment Charges	(60)	(111)	(45.9)%	60	111	(45.9)%	2.0%	3.3%

Non-GAAP Adjusted Measure	$2,782	$3,064	(9.2)%	$284	$308	(7.8)%	9.3%	9.1%
Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Twelve Months Ended
December 31
(amounts in millions)	2024		2024
Operating Profit (GAAP)	$8,468	Operating Margin (GAAP)	9.3%

Transformation Strategy Costs:		Transformation Strategy Costs:

Transformation 2.0		Transformation 2.0
Business portfolio review	29	Business portfolio review	—%
Financial systems	54	Financial systems	0.1%
Transformation 2.0 total	83	Transformation 2.0 total	0.1%

Fit to Serve	204	Fit to Serve	0.3%

Network Redesign and Efficiency Reimagined	35	Network Redesign and Efficiency Reimagined	—%

Total Transformation Strategy Costs	322	Total Transformation Strategy Costs	0.4%
Gain on Divestiture of Coyote (1)	(156)	Gain on Divestiture of Coyote (1)	(0.2)%
One-Time Payment for Int'l Regulatory Matter (2)	88	One-Time Payment for Int'l Regulatory Matter (2)	0.1%
Goodwill and Asset Impairment Charges (3)	108	Goodwill and Asset Impairment Charges (3)	0.2%
Expense for Regulatory Matter (4)	45	Expense for Regulatory Matter (4)	—%
Multiemployer Pension Plan Withdrawal (5)	19	Multiemployer Pension Plan Withdrawal (5)	—%

Non-GAAP Adjusted Operating Profit	$8,894	Non-GAAP Adjusted Operating Margin	9.8%

(amounts in millions)	2024
Other Income (Expense) (GAAP)	$(1,026)

One-Time Payment for Int'l Regulatory Matter (2)	6
Pension Adjustment (6)	665

Non-GAAP Adjusted Other Income (Expense)	$(355)

(1) Represents a pre-tax gain of $156 million on the divestiture of our Coyote Logistics business within Supply Chain Solutions during 2024.
(2) Reflects a pre-tax one-time payment for an international regulatory matter and related interest of $94 million.
(3) Reflects pre-tax impairment charges of $41 million for acquired trade names, $7 million for software licenses and $60 million for IT systems and other fixed assets within Supply Chain Solutions in 2024.
(4) Reflects the settlement of a regulatory matter.
(5) Reflects a pre-tax charge of $19 million to withdraw from a multiemployer pension plan within the United States.
(6) Net mark-to-market loss recognized outside of a 10% corridor on company-sponsored defined benefit pension and postretirement plans.
Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Twelve Months Ended
December 31
(amounts in millions)	2024
Income Tax Expense (GAAP)	$1,660

Transformation Strategy Costs:

Transformation 2.0
Business portfolio review	7
Financial systems	13
Transformation 2.0 total	20

Fit to Serve	49

Network Redesign and Efficiency Reimagined	8

Total Transformation Strategy Costs	77
Gain on Divestiture of Coyote (1)	(4)
One-Time Payment for Int'l Regulatory Matter (2)	—
Goodwill and Asset Impairment Charges (3)	27
Expense for Regulatory Matter (4)	—
Multiemployer Pension Plan Withdrawal (5)	5
Pension Adjustment (6)	159

Non-GAAP Adjusted Income Tax Expense	$1,924

(1) Represents the tax effect of a pre-tax gain of $156 million on the divestiture of our Coyote Logistics business within Supply Chain Solutions during 2024.
(2) Reflects the tax effect of a pre-tax one-time payment for an international regulatory matter and related interest of $94 million.
(3) Reflects the tax effect of pre-tax impairment charges of $41 million for acquired trade names, $7 million for software licenses and $60 million for IT systems and other fixed assets within Supply Chain Solutions in 2024.
(4) Reflects the tax effect of the settlement of a regulatory matter.
(5) Reflects the tax effect of a pre-tax charge of $19 million to withdraw from a multiemployer pension plan within the United States.
(6) Reflects the tax effect of a net mark-to-market loss recognized outside of a 10% corridor on company-sponsored defined benefit pension and postretirement plans.
Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Twelve Months Ended
December 31
(amounts in millions)	2024		2024
Net Income (GAAP)	$5,782	Diluted Earnings Per Share (GAAP)	$6.75

Transformation Strategy Costs:		Transformation Strategy Costs:

Transformation 2.0		Transformation 2.0
Business portfolio review	22	Business portfolio review	0.03
Financial systems	41	Financial systems	0.05
Transformation 2.0 total	63	Transformation 2.0 total	0.08

Fit to Serve	155	Fit to Serve	0.18

Network Redesign and Efficiency Reimagined	27	Network Redesign and Efficiency Reimagined	0.03

Total Transformation Strategy Costs	245	Total Transformation Strategy Costs	0.29
Gain on Divestiture of Coyote (1)	(152)	Gain on Divestiture of Coyote (1)	(0.18)
One-Time Payment for Int'l Regulatory Matter (2)	94	One-Time Payment for Int'l Regulatory Matter (2)	0.11
Goodwill and Asset Impairment Charges (3)	81	Goodwill and Asset Impairment Charges (3)	0.09
Expense for Regulatory Matter (4)	45	Expense for Regulatory Matter (4)	0.05
Multiemployer Pension Plan Withdrawal (5)	14	Multiemployer Pension Plan Withdrawal (5)	0.02
Pension Adjustment (6)	506	Pension Adjustment (6)	0.59

Non-GAAP Adjusted Net Income	$6,615	Non-GAAP Adjusted Diluted Earnings Per Share	$7.72

(1) Represents a pre-tax gain of $156 million on the divestiture of our Coyote Logistics business within Supply Chain Solutions during 2024.
(2) Reflects a pre-tax one-time payment for an international regulatory matter and related interest of $94 million.
(3) Reflects pre-tax impairment charges of $41 million for acquired trade names, $7 million for software licenses and $60 million for IT systems and other fixed assets within Supply Chain Solutions in 2024.
(4) Reflects the settlement of a regulatory matter.
(5) Reflects a pre-tax charge of $19 million to withdraw from a multiemployer pension plan within the United States.
(6) Net mark-to-market loss recognized outside of a 10% corridor on company-sponsored defined benefit pension and postretirement plans.

Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures by Segment
(unaudited)

Twelve Months Ended
December 31
	2024	2023		2024	2023		2024	2023
U.S. Domestic Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$56,031	$55,049	1.8%	$4,345	$5,156	(15.7)%	7.2%	8.6%

Adjusted for:
Transformation Strategy Costs	(147)	(266)	(44.7)%	147	266	(44.7)%	0.3%	0.4%
Goodwill and Asset Impairment Charges	(5)	—	N/A	5	—	N/A	—%	—%
One-Time Compensation	—	(61)	(100.0)%	—	61	(100.0)%	—%	0.1%
Multiemployer Pension Plan Withdrawal	(19)	—	N/A	19	—	N/A	—%	—%

Non-GAAP Adjusted Measure	$55,860	$54,722	2.1%	$4,516	$5,483	(17.6)%	7.5%	9.1%

	2024	2023		2024	2023		2024	2023
International Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$14,769	$14,600	1.2%	$3,191	$3,231	(1.2)%	17.8%	18.1%

Adjusted for:
Transformation Strategy Costs	(79)	(51)	54.9%	79	51	54.9%	0.4%	0.3%
One-Time Payment for Int'l Regulatory Matter	(88)	—	N/A	88	—	N/A	0.5%	—%
Asset Impairment Charges	(2)	—	N/A	2	—	N/A	—%	—%

Non-GAAP Adjusted Measure	$14,600	$14,549	0.4%	$3,360	$3,282	2.4%	18.7%	18.4%

	2024	2023		2024	2023		2024	2023
Supply Chain Solutions	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$11,802	$12,168	(3.0)%	$932	$754	23.6%	7.3%	5.8%

Adjusted for:
Transformation Strategy Costs	(96)	(118)	(18.6)%	96	118	(18.6)%	0.8%	0.9%
Gain on Divestiture of Coyote	156	—	N/A	(156)	—	N/A	(1.2)%	—%
Goodwill and Asset Impairment Charges	(101)	(236)	(57.2)%	101	236	(57.2)%	0.7%	1.9%
Expense for Regulatory Matter	(45)	—	N/A	45	—	N/A	0.4%	—%

Non-GAAP Adjusted Measure	$11,716	$11,814	(0.8)%	$1,018	$1,108	(8.1)%	8.0%	8.6%

Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow (Non-GAAP measure)
(unaudited):

Twelve Months Ended December 31
(amounts in millions)	2024
Cash flows from operating activities	$10,122
Capital expenditures	(3,909)
Proceeds from disposals of property, plant and equipment	113
Other investing activities	(24)
Free Cash Flow (Non-GAAP measure)	$6,302

Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of Non-GAAP Adjusted Debt to Non-GAAP Adjusted EBITDA
(unaudited)

TTM (1) Ended
(amounts in millions)	December 31,
2024
Net Income	$5,782
Add Back:
Income Tax Expense	1,660
Interest Expense	866
Depreciation and Amortization	3,609
Non-GAAP EBITDA	11,917
Add back (deduct):
Transformation Strategy Costs	322
Gain on Divestiture of Coyote	(156)
One-Time Payment for International Regulatory Matter	88
Goodwill and Asset Impairment Charges	108
Expense for Regulatory Matter	45
Defined Benefit Plan (Gains) and Losses	665
Investment Income and Other Pension Income	(505)
Multiemployer Pension Plan Withdrawal	19
Non-GAAP Adjusted EBITDA	$12,503

Debt and Finance Leases, Including Current Maturities	$21,284
Add Back:
Non-Current Pension and Postretirement Benefit Obligations	6,859
Non-GAAP Adjusted Total Debt	$28,143

Non-GAAP Adjusted Total Debt/Net Income	4.87

Non-GAAP Adjusted Total Debt/Non-GAAP Adjusted EBITDA	2.25

(1) Trailing Twelve Months

Certain prior year amounts have been reclassified to conform to the current year presentation, including the recast of air cargo volume to U.S. Domestic, with no change to consolidated results. Certain amounts are calculated based on unrounded numbers.